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                                                                   EXHIBIT 23(a)
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                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM










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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We have issued our report dated August 5, 2005 accompanying the financial statement of Atlas America Public #15-2005(A) L.P. as of August 5, 2005 and our report dated November 22, 2004 accompanying the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of and for the two years ended September 30, 2004 contained in the Registration Statement on Form S-1 and Prospectus for Atlas America Public #15-2005 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                             /s/ GRANT THORNTON LLP



Cleveland, Ohio
August 5, 2005